UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 25, 2022

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York		10004
(Address of Principal Executive Offices)		(Zip Code)
(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02.          Results of Operation and Financial Condition.

Preliminary Unaudited Financial Information

The unaudited condensed consolidated financial statements of Revlon, Inc. (“Revlon”, the “Company” or “we”) for the three months ended March 31, 2022 are not yet available. We have presented preliminary estimated ranges of certain of our financial results below for the three months ended March 31, 2022 based on information currently available to management. Our financial closing procedures for the three months ended March 31, 2022 are not yet complete. As a result, our actual results for the three months ended March 31, 2022 may differ materially from the preliminary estimated financial results set forth below upon the completion of our financial closing procedures, final adjustments, and other developments that may arise prior to the time our financial results are finalized. You should not place undue reliance on these estimates. The preliminary estimated financial results set forth below have been prepared by, and are the responsibility of, management and are based on a number of assumptions. Our independent registered certified public accounting firm, KPMG LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimated financial results. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. See “Cautionary Note  Regarding Forward-Looking Statements” in this Current Report on Form 8-K (the “Form 8-K”) for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our financial results that are presented below and the actual financial results we will report for the three months ended March 31, 2022.

The preliminary estimated financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. We will not publicly file our actual unaudited condensed consolidated financial statements and related notes for the three months ended March 31, 2022 with the U.S. Securities and Exchange Commission (the “Commission”) until after the launch date of the offering disclosed under Item 8.01 in this Form 8-K and the closing of some or all of the sales in the offering. In addition, the preliminary estimated financial results set forth below are not necessarily indicative of results we may achieve in any future period. While we currently expect that our actual results will be within the ranges described below, it is possible that our actual results may not be within the ranges we currently estimate.

Preliminary Unaudited Results for the Three Months Ended March 31, 2022 and Liquidity Information

We have presented the following preliminary estimated ranges of certain of our financial results for the three months ended March 31, 2022 (“Q1 2022”):

•	Consolidated net sales of approximately $475 million to $480 million in Q1 2022, as compared to $445.0 million in the prior-year period;

•	Net loss during the three months ended March 31, 2022 was approximately $70 million to $80 million, as compared to $96.3 million during the three months ended March 31, 2021;

•
Adjusted EBITDA of approximately $55 million to $60 million in Q1 2022, as compared to $38.2 million in the prior-year period. Adjusted EBITDA is a non-GAAP financial measure defined below and reconciled to net loss; and

•
Liquidity position of approximately $125 million to $135 million in Q1 2022, consisting of: (i) $70 million of unrestricted cash and cash equivalents; (ii) approximately $58 million to $68 million in available borrowing capacity under the 2016 amended revolving credit facility; and less (iii) approximately $3 million of outstanding checks. The Company had a liquidity position of $129.6 million as of March 31, 2021.

Preliminary Results of Operations

In spite of continued supply chain disruptions, consolidated net sales in the three months ended March 31, 2022 increased approximately 8-10% compared to the three months ended March 31, 2021. The net sales increase was due to an approximate 12-14% increase in Revlon segment net sales, an approximate 2-4% increase in Elizabeth Arden segment net sales, approximate 3-5% increase in Portfolio segment net sales and an approximate 11-13% increase in Fragrances segment net sales.

The Revlon segment net sales increase was primarily due to higher net sales of Revlon Color Cosmetics Revlon-branded professional hair care products and Revlon ColorSilk. The Elizabeth Arden segment net sales increase was primarily due to higher net sales of Elizabeth Arden branded fragrances. The Portfolio segment net sales increase was primarily due to higher net sales of Mitchum anti-perspirant deodorants, Cutex, CND nail products and Almay color cosmetics. The Fragrances segment net sales increase was primarily due to higher net sales of certain celebrity and prestige fragrances, as well as certain other licensed fragrance brands.

On a regional basis, in North America, Revlon segment net sales in the three months ended March 31, 2022 increased by approximately 20-25% compared to the prior-year period primarily due to Revlon Color Cosmetics and Revlon Colorsilk. Internationally, both the Fragrances and Elizabeth Arden segments net sales increased in the three months ended March 31, 2022 compared to the prior-year period.

Adjusted EBITDA Reconciliation (Preliminary and Unaudited)

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the EBITDA Exclusions, as well as the impact of non-cash stock-based compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”).

The Company excludes the EBITDA Exclusions and Non-Operating Items in calculating Adjusted EBITDA because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance. For the three months ended March 31, 2022, the following table reconciles the Company’s preliminary unaudited net loss to Adjusted EBITDA:

(dollars in millions)	Three Months Ended March 31, 2022 (preliminary unaudited)
	Low range	High range

Net loss	$(80.0)	$(70.0)

Interest expense	62.0	62.0
Amortization of debt issuance costs	9.1	9.1
Foreign currency (gains) losses, net	7.8	7.8
Provision from income taxes	19.4	14.4
Depreciation and amortization	27.6	27.6
Miscellaneous, net	2.0	2.0
EBITDA	$47.9	$52.9

Non-operating items:
Non-cash stock compensation expense	1.8	1.8
Restructuring and related charges	3.3	3.3
Acquisition, integration and divestiture costs	0.2	0.2
Capital Structure and Related Charges	1.8	1.8
Adjusted EBITDA	$55.0	$60.0

The Company’s management uses Adjusted EBITDA as an operating performance measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company’s management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted EBITDA is useful to investors to provide them with disclosure of the Company’s operating results on the same basis as that used by management. Management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company’s overall business because such measure eliminates the effects of certain charges that are not directly attributable to the Company’s underlying operating performance. Additionally, management believes that providing Adjusted EBITDA enhances the comparability for investors in assessing the Company’s financial reporting.

Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analytical measure that is used by management, as described above, and therefore can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for its most directly comparable financial measure prepared in accordance with GAAP. Other companies may define Adjusted EBITDA differently. Also, while Adjusted EBITDA, as used in this Form 8-K, is defined differently than Adjusted EBITDA for the Company’s debt instruments, certain financial covenants in its borrowing arrangements are tied to similar financial measures. Adjusted EBITDA should be read in conjunction with the Company’s financial statements and related footnotes filed with the Commission.

Item 8.01.          Other Events.

On April 25, 2022, Revlon announced that it has filed a prospectus supplement with the Commission, under which it may offer and sell shares of its Class A common stock (the “Shares”), through Jefferies LLC, as sales agent (“Jefferies”), having an aggregate offering price of up to $25 million from time to time through an “at-the-market” equity offering program (the “ATM Offering”). The Company currently intends to use the net proceeds from any sales of Shares under the ATM Offering for general corporate purposes, which may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases. In order to meet the continued demand for the Company’s products, some or all of the net proceeds from any sales of Shares under the ATM Offering may be used to help alleviate supply chain disruptions previously disclosed by the Company. The timing and amount of any sales will depend on a variety of factors to be determined by the Company.

The ATM Offering was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-264032) (the “Registration Statement”) filed by the Company with the Commission and declared effective on April 8, 2022. The terms of the ATM Offering are described in the prospectus dated April 8, 2022, as supplemented by the prospectus supplement dated April 25, 2022.

In connection with the ATM Offering, on April 25, 2022, the Company entered into an Open Market Sale Agreement (the “Sale Agreement”) with Jefferies. The Sale Agreement contains customary representations, covenants and indemnification provisions. A copy of the Sale Agreement is attached hereto as Exhibit 1.1 to this Form 8-K, and the descriptions of the material terms of the Sale Agreement in this Item 8.01 are qualified in their entirety by reference to such Exhibit, which is incorporated by reference into this Form 8-K and the Registration Statement.

The legality opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, issued in connection with the ATM Offering, is attached hereto as Exhibit 5.1, and is incorporated by reference into the Registration Statement.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sale Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. The Company cannot give any assurance that expectations about future events will prove to be correct. These statements involve risks and uncertainties.  Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the filing of this Form 8-K, except for the Company’s ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things: (i) the Company’s expectations to remain diligent in managing its cost base to reduce the COVID-19 pandemic’s continued impact on the Company’s profitability; and (ii) the Company’s belief that while it still has challenges to face – namely the ongoing impact of the COVID-19 pandemic – it has the right long-term strategy in place and will continue to execute against it. Actual results may differ materially from the Company’s forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the Commission, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments thereto, if any, filed with the Commission (which may be viewed on the Commission’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include: (i) difficulties, delays or unanticipated costs or charges or less than expected cost reductions and other benefits resulting from the Company’s cost reduction initiatives and/or restructuring activities, higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than expected additional sources of liquidity from such initiatives; and/or (ii) the Company’s inability, in whole or in part, to continue to execute its business strategy, such as due to unanticipated circumstances or results affecting the Company’s financial performance and or sales growth, including: greater than anticipated levels of consumers choosing to purchase their beauty products through e-commerce and other social media channels and/or greater than anticipated declines in the brick-and-mortar retail channel, or either of those conditions occurring at a rate faster than anticipated; the Company’s inability to address the pace and impact of the new commercial landscape, such as its inability to enhance its e-commerce and social media capabilities and/or increase its penetration of e-commerce and social media channels; the Company’s inability to drive a successful long-term omni-channel strategy and significantly increase its e-commerce penetration; difficulties, delays and/or the Company’s inability to (in whole or in part) develop and implement effective content to enhance its online retail position, improve its consumer engagement across social media platforms and/or transform its technology and data to support efficient management of its digital infrastructure; the Company incurring greater than anticipated levels of expenses and/or debt to facilitate the foregoing objectives, which could result in, among other things, less than anticipated revenues and/or profitability; decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company’s segments, whether attributable to COVID-19 or otherwise; geopolitical risks, such as the ongoing Russia-Ukraine conflict; macroeconomic headwinds, such as high inflation or a potential recession/economic contraction; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors; decreased performance by third-party suppliers, whether due to COVID-19, shortages of raw materials or otherwise; and/or supply chain disruptions at the Company’s manufacturing facilities, whether attributable to COVID-19 or shortages of raw materials, components, and labor, or transportation constraints or otherwise; changes in consumer preferences, such as reduced consumer demand for the Company’s color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America, whether attributable to COVID-19 or otherwise; lower than expected customer acceptance or consumer acceptance of, or less than anticipated results from, the Company’s existing or new products, whether attributable to COVID-19 or otherwise; higher than expected retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels, whether attributable to COVID-19 or otherwise; higher than expected purchases of permanent displays, capital expenditures, debt service payments and costs, cash tax payments, pension and other post-retirement plan contributions, payments in connection with the Company’s restructuring programs, severance not otherwise included in the Company’s restructuring programs, business and/or brand acquisitions (including, without limitation, through licensing transactions), if any, debt and/or equity repurchases, if any, costs related to litigation, discontinuing non-core business lines and/or entering and/or exiting certain territories and/or channels of trade, advertising, promotional and marketing activities or for sales returns related to any reduction of space by the Company’s customers, product discontinuances or otherwise or lower than expected results from the Company’s advertising, promotional, pricing and/or marketing plans, whether attributable to COVID-19 or otherwise; decreased sales of the Company’s existing or new products, whether attributable to COVID-19 or otherwise; actions by the Company’s customers, such as greater than expected inventory management and/or de-stocking, and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company’s customers, whether attributable to COVID-19 or otherwise; and changes in the competitive environment and actions by the Company’s competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Open Market Sale Agreement, dated April 25, 2022, by and between Revlon, Inc. and Jefferies LLC.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
104	Exhibit 104 Cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

April 25, 2022	/s/ Victoria Dolan
Name: Victoria Dolan
Title: Chief Financial Officer